SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2004

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 787-6700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 3, 2004, Calgon Carbon Corporation executed an agreement (the “Purchase Agreement”) with Waterlink Incorporated (“Waterlink”) and Waterlink’s United States-based subsidiary Barnebey Sutcliffe Corporation (“Barnebey Sutcliffe”) to purchase substantially all of the assets and business operations of Barnebey Sutcliffe and 100% of the outstanding common shares of Waterlink (UK) Limited, a holding company that owns 100% of the outstanding common shares of Waterlink’s operating subsidiaries in the United Kingdom (collectively “Specialty Products”). Known as Barnebey Sutcliffe in the United States and Sutcliffe Speakman in the United Kingdom, Specialty Products is a leading provider of products, equipment, systems and services related to activated carbon and its uses for water and air purification, solvent recovery, odor control and chemical processing. The Company, in general, intends to continue to use the purchased assets as they were used by Specialty Products. The Company completed the acquisition of Specialty Products to complement the Company’s existing business in terms of (i) expanding its customer base; (ii) diversifying its product mix; (iii) providing access to profitable, niche markets; and (iv) enhancing profitability and cash flow.

The aggregate purchase price, including direct acquisition costs, was $36.5 million, plus the assumption of certain non-working capital liabilities currently estimated at $13.6 million. The purchase price was determined through a public auction process conducted under the auspices of the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company funded approximately $33.3 million of the purchase through borrowings from its refinanced U.S. revolving credit facility. The Purchase Agreement is subject to certain post-closing adjustments including a provision for a working capital adjustment. The Purchase Agreement was approved by the U.S. Bankruptcy Court for the District of Delaware on February 9, 2004. The transaction closed on February 18, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired. The financial statements of Waterlink, Inc. and Subsidiaries are attached hereto.

(b)	Pro Forma financial information. The required pro forma information is attached hereto.

(c)	Exhibits.

2.1 Purchase Agreement among Waterlink Inc. and Barnebey Sutcliffe Corporation, collectively, as seller and Calgon Carbon Corporation, as buyer, dated February 3, 2004. (previously filed).

Report of Independent Auditors

To the Audit Committee of the Board of Directors and Shareholders of Waterlink, Inc.

We have audited the accompanying consolidated balance sheet of Waterlink, Inc. (debtor-in-possession) and subsidiaries (the “Company”) as of September 30, 2003, and the related consolidated statements of operations, shareholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waterlink, Inc. (debtor-in-possession) and subsidiaries at September 30, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for 2003 have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 4, the Company has incurred substantial losses and has a working capital deficiency. Additionally, the Company filed for bankruptcy on June 27, 2003 and on December 11, 2003 the Company signed a definitive agreement, subject to final approval, to sell substantially all of its assets. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

/s/ Marcum & Kliegman LLP

Woodbury, NY
December 30, 2003

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Consolidated Balance Sheet

SEPTEMBER 30, 2003
(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,666
Trade accounts receivable, less allowance of $294 in 2003	13,153
Inventories	10,111
Costs in excess of billings	1,167
Other current assets	1,032
Net assets of discontinued operations	754

Total current assets	28,883

Property, plant and equipment, at cost:
Land, building and improvements	2,111
Machinery and equipment	7,369
Office equipment	842

10,322
Less accumulated depreciation	4,785

5,537
Other assets:
Goodwill	3,566
Other assets	20

3,586

Total assets	$38,006

The accompanying notes are an integral part of these statements

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Consolidated Balance Sheet

SEPTEMBER 30, 2003
(In thousands, except share data)
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Trade accounts payable	$3,416
Accrued expenses	2,515
Billings in excess of cost	839
Accrued income taxes	230
Current debt obligations	939
Liabilities subject to compromise	43,117

Total current liabilities	51,056

Accrued pension costs	3,803

Shareholders’ deficiency:
Preferred Stock, $.001 par value, authorized 10,000,000 shares, none issued and outstanding	—
Common Stock, voting, $.001 par value, authorized—40,000,000 shares, issued and outstanding—19,665,149 shares	20
Additional paid-in capital	92,174
Accumulated other comprehensive loss	(5,927)
Accumulated deficit	(103,120)

Total shareholders’ deficiency	(16,853)

Total liabilities and shareholders’ deficiency	$38,006

The accompanying notes are an integral part of these statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Consolidated Statement of Operations

YEAR ENDED SEPTEMBER 30, 2003
(In thousands, except per share data)
Net sales	$66,858
Cost of sales	51,405

Gross profit	15,453

Selling, general and administrative expenses	10,036
Amortization	553

Operating income	4,864

Other income (expense):
Interest expense	(2,508)
Amortization of loan fees	(282)
Bankruptcy related expenses	(1,034)
Other items—net	3

Income before income taxes	1,043
Income taxes	425

Income before cumulative effect of accounting change	618
Cumulative effect of accounting change	(20,500)

Net loss	$(19,882)

Earnings (loss) per common share-basic:
Continuing operations	$0.03
Cumulative effect of accounting change	(1.04)

$(1.01)

Earnings (loss) per common share - diluted:
Continuing operations	$0.03
Cumulative effect of accounting change	(1.02)

$(0.99)

Weighted average common shares outstanding-
Basic	19,664
Diluted	20,022

The accompanying notes are an integral part of these statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Consolidated Statement of Shareholders’ Deficiency

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL SHAREHOLDERS’ EQUITY (DEFICIENCY)
	(In thousands, except share data)

YEAR ENDED SEPTEMBER 30, 2003
Balance at October 1, 2002	$20	$92,174	$(6,314)	$(83,238)	$2,642
Net loss				(19,882)	(19,882)
Exercise of 5,455 common stock warrants	—				—
Foreign currency translation adjustments			539		539
Minimum pension liability adjustment			(152)		(152)

Comprehensive loss					(19,495)

Balance at September 30, 2003	$20	$92,174	$(5,927)	$(103,120)	$(16,853)

The accompanying notes are an integral part of these statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Consolidated Statement of Cash Flows

YEAR ENDED SEPTEMBER 30, 2003
(In thousands)
OPERATING ACTIVITIES
Income from continuing operations	$618
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Deferred income taxes	320
Depreciation	949
Amortization	836
Changes in working capital:
Trade accounts receivable	(1,713)
Inventories	526
Cost in excess of billings	642
Other assets	30
Trade accounts payable	(483)
Accrued expenses	(430)
Billings in excess of cost	602
Accrued income taxes	55

Net cash provided by operating activities	1,952

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net	(1,214)
Proceeds from sale of subsidiaries	250

Net cash used in investing activities	(964)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	906
Payments on long-term borrowings	(1,743)

Net cash used in financing activities	(837)
Effect of exchange rate changes on cash	67

Cash flows provided by continuing operations	218
Cash flows used in discontinued operations	(82)

Increase in cash and cash equivalents	136
Cash and cash equivalents at beginning of year	2,530

Cash and cash equivalents at end of year	$2,666

The accompanying notes are an integral part of these statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements

September 30, 2003

1. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Waterlink, Inc. and its wholly-owned subsidiaries (“Waterlink” or the “Company”). All significant intercompany accounts and transactions have been eliminated upon consolidation.

FISCAL YEAR END - The Company’s fiscal year ends on September 30th. References in the notes to the financial statements to the year 2003 refers to the fiscal year ended September 30, 2003.

DESCRIPTION OF THE BUSINESS - The Company specializes in the development and production of activated carbons used to purify air, water and gases. Waterlink is a supplier of activated carbon for liquid, air and gas filtration systems and is a manufacturer of specialized impregnated carbons. Its products include adsorption equipment, bioreactors and bioscrubbers, corrosive gas control systems, solvent recovery systems, and a variety of air, odor and vapor control and filtration systems. The Company has locations throughout the United States as well as one in England.

CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

CONTRACTS AND REVENUE RECOGNITION - A portion of the Company’s systems and equipment are custom designed and take a number of months to produce. Revenues from large contracts are recognized using the percentage of completion method of accounting in the proportion that costs bear to total estimated costs at completion. Revisions of estimated costs or potential contract losses are recognized in the period in which they are determined. Provisions are made currently for all known or anticipated losses. Variations from estimated contract performance could result in a material adjustment to operating results for any fiscal quarter or year. Claims for extra work or changes in scope of work are included in revenues when collection is probable.

Contract costs include all material and labor costs, as well as applicable overheads related to contract performance. General and administrative expenses are charged to expense as incurred.

Revenues from the remaining equipment and product sales are recognized when title passes upon shipment.

INVENTORIES - Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

CONCENTRATIONS OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and trade accounts receivable. The Company places its cash equivalents with major financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company’s large number of customers and their dispersion across many different regions and industries. The Company grants credit to customers based on an evaluation of their financial condition and collateral is generally not required. Losses from credit sales are provided for in the financial statements and have historically been within management’s expectations.

LONG-LIVED ASSETS - Property, plant and equipment is valued at cost. Expenditures for repairs and maintenance are charged to operations as incurred, while expenditures for additions and improvements are capitalized. Depreciation is computed principally using the straight-line method over the estimated useful lives of assets. The useful lives range from 30 to 40 years for building and improvements; 5 to 10 years for machinery and equipment and 3 to 7 years for office equipment.

Goodwill represents costs in excess of net assets of acquired businesses. Through fiscal 2002 goodwill was amortized using the straight-line method over a period of 40 years. Commencing October 1, 2002, goodwill is no longer being amortized (Note 5).

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

1. ACCOUNTING POLICIES (CONTINUED)

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that an impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows. Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” became effective for the Company during 2003. The provisions of this statement that are applicable to the Company were implemented on a prospective basis as of October 1, 2002, which had no material effect on the Company’s financial statements.

FOREIGN CURRENCY TRANSLATION - Assets and liabilities of subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected in accumulated other comprehensive loss in shareholders’ deficiency. Foreign currency gains and losses resulting from transactions included in the results of continuing operations amounted to a loss of $39,000 in 2003.

ACCUMULATED OTHER COMPREHENSIVE LOSS - At September 30, 2003 accumulated other comprehensive loss consists of a loss of $5,266,000 relating to a minimum pension liability adjustment and a loss of $661,000 relating to accumulated foreign currency translation adjustments.

EARNINGS (LOSS) PER SHARE - Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding adjusted for any dilutive impact of potential common shares for options, warrants and convertible subordinated debt. For 2003 the dilutive securities relate to the exercise of common stock warrants that carry an exercise price of $0.01 per share. Items excluded were 995,500 stock options, 143,954 common shares that would be issued upon the conversion of the subordinated notes, and 3,000 common stock warrants.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK OPTIONS AND SIMILAR EQUITY INSTRUMENTS - At September 30, 2003, the Company had stock-based employee plans, which are described more fully in Note 13. As permitted under SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, which amended SFAS No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Account Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations including FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

2003
(In thousands, except per share data)
PRO FORMA IMPACT OF FAIR VALUE METHOD
Reported net loss	$(19,882)
Stock-based employee compensation determined under fair value based method, net of taxes	(48)

Pro forma net loss	$(19,930)

LOSS PER COMMON SHARE:
Basic -as reported	$(1.01)
Basic -pro forma	$(1.01)

Diluted-as reported	$(0.99)
Diluted-pro forma	$(1.00)

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

1. ACCOUNTING POLICIES (CONTINUED)

STOCK OPTIONS AND SIMILAR EQUITY INSTRUMENTS, (CONTINUED)

The fair value of these options and the options granted as part of the various plans were estimated at the date of grant using a Black-Scholes option-pricing model. The Company assumed a dividend yield rate of 0% and a weighted-average expected life of the options of 5 years for all periods presented. The risk-free interest factor utilized was 5.0% in 2002 and 6.3% in 2001. Further, the volatility factor of the expected market price of the Company’s Common Stock was 42% in 2002 and 34% in 2001.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS - SFAS No.146, “Accounting for Costs Associated with Exit or Disposal Activities,” provides guidance on the recognition and measurement of liabilities for cost associated with exit or disposal activities. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No.146 did not have a material effect on the Company’s consolidated financial statements.

In November 2002, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 45, (“FIN 45”) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of the recognition requirements of FIN 45 did not have a material effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after March 15, 2004. The adoption of FIN 46 did not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how an entity that issues financial instruments (or may be required under the terms of a financial instrument to issue its equity shares) classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. The adoption of SFAS No. 150 did not have a material effect on the Company’s consolidated financial statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

2. VOLUNTARY PETITION TO FILE BANKRUPTCY

Bankruptcy Proceedings. On June 27, 2003 (the “Petition Date”), the Company and four of its direct, wholly owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The bankruptcy cases are being jointly administered under Case No. 03-11989 (the “Chapter 11 Cases”). Included in the consolidated financial statements are subsidiaries that are not party to the Chapter 11 Cases and are not Debtors.

The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. All vendors are being paid for all goods furnished and services provided after the Petition Date. However, under Section 362 of the Bankruptcy Code, the filing of the bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of the debtor’s estate.

The Debtors are currently funding their operations through the use of cash collateral pursuant to an Order entered by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code. The Debtors believe that the use of cash collateral will support current operations and satisfy all customer needs. The Debtors currently have authority to use cash collateral until January 30, 2004.

Pursuant to an Order entered in the Chapter 11 Cases, the Debtors have employed NatCity Investments, Inc. to act as their investment bankers to assist the Debtors in the investigation and consideration of their strategic alternatives. Among the strategic alternatives being investigated and considered by the Debtors is the possibility of a sale of all or substantially all of their assets either through a motion or the confirmation of a plan. The timing of any of the foregoing actions will depend on the timing and outcome of the investigation and consideration of strategic alternatives being performed by NatCity Investments, Inc. and numerous other ongoing matters in the Chapter 11 Cases. The Debtors believe that it is possible that a sale or other transaction will be presented to the Bankruptcy Court for approval prior to the end of the calendar year (Note 19).

The United States Trustee for the District of Delaware (the “U.S. Trustee”) has appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court with respect to the Debtors.

There can be no assurance that the Creditors’ Committee or the Debtors’ secured creditors will support the Debtors’ positions. Disagreements among the Debtors, the Creditors’ Committee and the Debtors’ secured creditors could protract the Chapter 11 Cases, negatively impact the Debtors’ ability to operate during the Chapter 11 Cases and delay the conclusion of the Chapter 11 Cases.

In order to successfully exit Chapter 11, the Debtors will need to propose, and obtain confirmation by the Bankruptcy Court of, a plan that satisfies the requirements of the Bankruptcy Code. A plan would resolve, among other things, the Debtors’ pre-petition obligations, set forth the revised capital structure of the newly reorganized entity and provide for its corporate governance subsequent to exit from bankruptcy. The timing of filing a plan of reorganization by the Company will depend on the timing and outcome of numerous other ongoing matters in the Chapter 11 Cases. There can be no assurance at this time that a plan will be filed in the Chapter 11 Cases, confirmed by the Bankruptcy Court, or that any such plan will be implemented successfully.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

2. VOLUNTARY PETITION TO FILE BANKRUPTCY (CONTINUED)

At this time, it is not possible to predict accurately the effect of the Chapter 11 process on the Company’s business or when it may emerge from Chapter 11. The rights and claims of various creditors and security holders may be determined by the plan as well. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company’s equity or other securities will be restructured in a manner that will reduce substantially or eliminate any remaining value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of such securities and claims.

Pursuant to the Bankruptcy Code, the Debtors have filed schedules with the Bankruptcy Court setting forth the assets and liabilities of the Debtors as of the Petition Date. Differences between amounts recorded by the Debtors and claims filed by creditors will be investigated and resolved as part of the Chapter 11 Cases. A deadline for filing proofs of claim has not been established. Accordingly, the ultimate number and allowed amounts of such claims are not presently known.

Financial Statement Presentation. The accompanying consolidated financial statements have been prepared in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” and on a going-concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business.

SOP 90-7 requires that the financial statements for periods subsequent to the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the operations of the business. Accordingly, revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately in the financial statements. The amount of expense incurred was approximately $1,034,000 from the date of filing, June 27, 2003, through September 30, 2003. The Consolidated Balance Sheet distinguishes pre-petition liabilities subject to compromise both from those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

In addition, as a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan in the Chapter 11 Cases could materially change the amounts and classifications in the historical consolidated financial statements.

Liabilities Subject to Compromise. Liabilities subject to compromise refers to liabilities incurred prior to the Petition Date. These amounts represent the Company’s estimate of known or potential pre-petition claims to be resolved in connection with the Chapter 11 Cases. Such claims remain subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the Chapter 11 Cases. A summary of these liabilities subject to compromise follows (in thousands):

Secured senior debt, including unpaid interest and and deferred interest totaling $517,000	$35,198
Unsecured:
Subordinated notes, including unpaid interest	3,293
Trade accounts payable	3,095
Unpaid severance obligations	1,241
Other	290

7,919

$43,117

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

2. VOLUNTARY PETITION TO FILE BANKRUPTCY (CONTINUED)

Bankruptcy Items. In connection with the Company’s bankruptcy filing, the Company has incurred through September 30, 2003 expense of approximately $1,034,000 with regard to professionals expense, of which approximately $90,000 was unpaid as of September 30, 2003.

Condensed Balance Sheet Information. Condensed balance sheet information with respect to the Debtors at September 30, 2003 is as follows (in thousands):

Assets:
Current assets	$21,200
Other assets	4,283
Liabilities:
Current liabilities	3,831
Liabilities subject to compromise	43,117
Long-term liabilities	57

The assets listed above do not include a note receivable from Waterlink UK Holdings Limited to Waterlink, Inc. of approximately $8,575,000. This note receivable is eliminated upon consolidation for purposes of the consolidated balance sheet at September 30, 2003.

3. DISCONTINUED OPERATIONS

In May 2002, the Company sold substantially all of the assets of its Pure Water Division for approximately $15.6 million in cash, $12.9 million of which was received at closing and $2.7 million of which has either been placed in escrow or has been held back by the purchaser, subject to reduction for any indemnification claims made on or before May 30, 2004. There will not be any gain or loss recorded in connection with the sale of the Pure Water Division until such time as all indemnification periods have expired and the amounts have been released from escrow.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

3. DISCONTINUED OPERATIONS (CONTINUED)

The remaining escrows and holdbacks related to the sale of the Pure Water Division have been classified either as current or long-term assets (included in net assets of discontinued operations) on the consolidated balance sheet at September 30, 2003 based on the anticipated timing of their release.

4. GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred a net loss of $19,882,000 in 2003. The Company filed for bankruptcy on June 27, 2003 (Note 2) and at September 30, 2003 had a working capital deficiency of $22,173,000. In addition, as more fully described in Note 19, the Company has signed a definitive agreement, subject to final Bankruptcy Court approval, to sell substantially all of the operating assets of the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Note 19 includes a pro forma presentation of the Company’s balance sheet assuming the above-described sale of assets had occurred on September 30, 2003.

5 . CUMULATIVE EFFECT OF ACCOUNTING CHANGE

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” This statement requires that goodwill and intangible assets deemed to have an indefinite life not be amortized. Instead of amortizing goodwill and intangible assets deemed to have an indefinite life, the statement requires a test for impairment to be performed annually, or immediately if conditions indicate that such impairment could exist. The Company adopted the provisions of SFAS No. 142 effective October 1, 2002, and as a result, no longer records goodwill amortization.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

5. CUMULATIVE EFFECT OF ACCOUNTING CHANGE (CONTINUED)

During its first fiscal quarter that ended December 31, 2002, the Company completed the initial goodwill impairment review as required under SFAS No. 142 and determined that an impairment condition did exist. Using a discounted cash flow analysis prepared by management, supported by an independent assessment of what a market comparable valuation might be, the Company determined it was necessary to reduce the goodwill balance at October 1, 2002 by $20,500,000.

6. INVENTORIES

Inventories consisted of the following:

SEPTEMBER 30, 2003
(In thousands)
Raw materials and supplies	$4,500
Work in process	1,733
Finished goods	3,878

$10,111

7. CONTRACT BILLING STATUS

Information with respect to the billing status of contracts in process is as follows:

SEPTEMBER 30, 2003
(In thousands)
Contract costs incurred to date	$13,648
Estimated profits	5,620

Contract revenue earned to date	19,268
Less billings to date	18,940

Cost and estimated earnings in excess of billings, net	$328

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

7. CONTRACT BILLING STATUS (CONTINUED)

The above amounts are included in the accompanying consolidated balance sheet at:

SEPTEMBER 30,
2003
(In thousands)
Costs in excess of billings	$1,167
Billings in excess of costs	(839)

$328

8. DEBT OBLIGATIONS

Debt obligations consisted of the following:

SEPTEMBER 30,
2003
(In thousands)
Senior credit facility with a group of banks	$34,681
Revolving facility in England with a bank	939
Subordinated notes to related parties	1,000
Convertible subordinated notes payable to former shareholders of acquired business	2,250

$38,870

With regard to the above debt obligations, the $34,681,000 of senior debt, the $1,000,000 of subordinated notes to related parties, and the $2,250,000 of convertible subordinated notes payable are all subject to compromise and have been classified accordingly on the balance sheet as of September 30, 2003. The interest rates on these obligations are (i) four percent above the bank’s base lending rate for the senior debt (ii) 13% on the $1,000,000 subordinated notes to related parties and (iii) 11% on the $2,250,000 of subordinated notes. No interest expense has been recognized or paid since the date of the bankruptcy filing since the Company does not expect any amounts to become due. The amount of interest that would have been recognized during the period from June 27, 2003 through September 30, 2003 would have been approximately $852,000.

The Company’s senior credit facility is with Bank of America, NA, as agent, and with five other participating banks. This facility matured on October 1, 2003. In addition, all subordinated notes payable matured on October 15, 2003. Substantially all of the assets of the Company are pledged as collateral on the senior credit facility. The amount that will ultimately be paid with regard to these obligations will be determined based on the results of the Company’s bankruptcy proceedings.

In December 2002, Sutcliffe Speakman Limited, Waterlink’s wholly-owned operating subsidiary in England, entered into a credit facility with The Royal Bank of Scotland, with availability based on a percentage of eligible accounts receivable, with a maximum borrowing amount of 1,250,000 pounds sterling. In connection with this facility, certain accounts receivable in England were pledged as collateral. In connection with entering into this credit facility, Waterlink remitted $1 million of the proceeds to our senior bank group as required by the October 1, 2002 amendment to the senior credit facility.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

8. DEBT OBLIGATIONS (CONTINUED)

The convertible subordinated notes payable to former shareholders of an acquired business are convertible into Common Stock of Waterlink at a conversion price of $15.63 per share. With regard to the $1,000,000 of subordinated notes to related parties, the Company issued warrants to purchase up to 100,000 shares of Waterlink common stock at an exercise price of $0.01 per share. The value of these warrants, totaling $92,000, has been fully amortized through the original maturity date of the notes, January 18, 2002. The warrants will expire on January 17, 2006.

In connection with various financing activities, the Company has issued warrants to purchase shares of Common Stock from July 1999 through January 2001, 481,182, inclusive of the 100,000 warrants described in the preceding paragraph, of which are outstanding at September 30, 2003. The warrants carry exercise prices ranging from $0.01 to $3.125 with expiration dates ranging from July 2004 to January 2006.

9. LEASES

The Company leases certain facilities and equipment under operating leases. Rent expense totaled $1,103,000 in 2003. Aggregate future minimum lease payments under noncancelable operating leases at September 30, 2003 are as follows (in thousands):

Years ending September 30:
2004	$823
2005	667
2006	650
2007	561
2008	493
Thereafter	2,415

$5,609

Certain of the above leases are executory contracts with regard to the Company’s bankruptcy filing. The Company is not aware of any specific leases that will not be assumed by the Buyer (see Note 19) and, accordingly, included all leases in the above table.

10. SPECIAL CHARGES

In September 2001, the Board of Directors of the Company determined the corporate office of Waterlink should be relocated to its Columbus, Ohio facility. This consolidation resulted in personnel reductions and the disposal of certain fixed assets. Accordingly, the Company recorded a special charge of $2,560,000 in 2001 relating to severance obligations to eight individuals and the write off of certain fixed assets. During fiscal 2003 the Company paid approximately $205,000 relating to these severance obligations. At September 30, 2003, approximately $1,241,000 remains accrued for severance obligations relating to two of these individuals. Due to the Company’s bankruptcy filing, no payments have been made on these obligations subsequent to June 27, 2003. These obligations remain stayed, pending the resolution of the Chapter 11 Cases.

11. INCOME TAXES

The provision for income taxes consists of the following:

2003
(In thousands)
Current:
Federal	$13
State and local	105
Deferred-foreign	307

$425

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

11. INCOME TAXES (CONTINUED)

Income before income taxes consists of the following:

2003
(In thousands)
United States	$575
Foreign	468

$1,043

Following is the reconciliation between the provision for income taxes and the amount computed by applying the statutory U.S. federal income tax rate of 34% to income from continuing operations before income taxes:

2003
(In thousands)
Provision for income taxes at the statutory federal rate	$355
Adjustments:
State and local income taxes	105
Change in valuation allowance	(35)

Provision for income taxes	$425

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of the net operating loss carryforward and temporary differences are as follows:

2003
(In thousands)
Deferred tax assets:
Net operating loss carryforward	$26,231
Other	1,427
Valuation allowance	(27,194)

464
Deferred tax liabilities:
Accelerated depreciation	(305)
Other	(159)

(464)

Net deferred tax liability	$—

In connection with acquisitions made in 1998, the Company recorded deferred tax asset valuation reserves as part of purchase price allocations totaling $7,417,000 in the United Kingdom and $509,000 in the United States due primarily to net operating loss carryforwards existing in these tax jurisdictions. The benefit of net operating loss carryforwards realized in the future will be recorded as a reduction of goodwill (to the extent available) rather than as a credit to income tax expense during that period. The amount of income taxes recorded which resulted in a corresponding decrease in goodwill was $305,000 in 2003.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

11. INCOME TAXES (CONTINUED)

For tax purposes, the Company has U.S. federal loss carryforwards of approximately $61,475,000 that expire in varying years through 2022, and net operating loss carryforwards in the United Kingdom of approximately $17,767,000 that have no expiration dates. A valuation allowance has been established for the entire amount of the net operating loss carryforwards since the realization is uncertain. Pursuant to sale of substantially all of the Company’s assets (see Note 19) the Buyer will acquire the net operating loss carryforward in the United Kingdom, and it is anticipated that the net operating loss in the United States will be impacted by the sale of assets. The impact on the net operating loss carryforward in the United States cannot be determined at this time.

The Company plans to reinvest the undistributed earnings of its non-U.S. subsidiaries. The amount of undistributed earnings considered to be indefinitely reinvested for this purpose was approximately $7,322,000 at September 30, 2003. Accordingly, no provisions have been made for U.S. income tax purposes on such undistributed earnings. While the amount of any U.S. income taxes on these undistributed earnings, if distributed in the future, is not determinable, it is expected that they would be reduced by the utilization of tax credits or deductions. A distribution of these earnings would be subject to withholding taxes.

12. STOCK OPTION PLANS

During 1998, the shareholders approved the Omnibus Incentive Plan (the “Omnibus Plan”), which provides for compensatory equity based awards to officers and certain other key employees of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, SARs, dividend equivalents, other stock based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing.

The Company’s 1995 Stock Option Plan (the “Stock Option Plan”) provides grants to officers, certain other key employees, and directors of awards consisting of “incentive stock options” as defined under the provisions of Section 422 of the Internal Revenue Code and non-qualified stock options. All options granted under the Stock Option Plan expire ten years after the date of grant (see Note 13).

The Company’s 1997 Non-Employee Director Stock Option Plan (the “Director Plan”) is authorized to issue up to 150,000 shares of Common Stock. Each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock. In addition, on each anniversary date of the Director Plan, each of the Company’s then non-employee directors who have served at least six-months shall automatically be granted an option to purchase 5,000 shares of Common Stock. The per share exercise price of options granted under the Director Plan will be the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan expire ten years after the date of grant (see Note 13). In July 2001 non-employee directors elected to suspend all compensation, including grants under the Director Plan, until a time in which it would be more appropriate. Collectively, 2,750,000 shares of Common Stock were made available for granting of awards under the above plans, of which 995,500 are outstanding and 1,289,500 remain available for future awards at September 30, 2003.

Under the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”), the Company is authorized to issue up to 500,000 shares of Common Stock. Under the terms of the Stock Purchase Plan, employees can choose to have up to 20% of their annual compensation, but no more that $25,000 per year, withheld to purchase Common Stock. The exercise price for shares subject to purchase under options granted shall be 85% of the fair market value of the Common Stock on the first day of the purchase period, unless otherwise determined by the compensation committee. On the last day of the purchase period of any offering of shares made under the Stock Purchase Plan, each outstanding option shall automatically be exercised. At any time prior to the end of the purchase period applicable to each offering, an employee is permitted to terminate or reduce his or her payroll deductions, to reduce his or her options to purchase or to withdraw all or part of the amount in his or her account. The employee has the right to receive in cash the amount accumulated in such account. In connection with the Stock Purchase Plan, no shares of Common Stock have been issued since 2000. The Stock Purchase Plan will terminate in 2007.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

13. STOCK BASED COMPENSATION

It is the Company’s policy to generally grant stock options for a fixed number of shares to employees with the exercise price approximating fair value on the date of grant. The Company has elected to follow APB No. 25, “Accounting for Stock Issued to Employees” APB 25, and related interpretations and accordingly, recognizes no compensation expense for stock options granted at fair value. Management believes that the alternative fair value accounting provided for under SFAS No. 123, “Accounting For Stock Based Compensation”, requires use of option valuation methods that were not developed for use in valuing employee stock options. Under APB No. 25, compensation expense has been recognized for all options granted at less than the fair market value of the Company’s Common Stock on the date of grant.

Pro forma information regarding net income and earnings per share is required to be disclosed by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of these options and the options granted as part of the various plans were estimated at the date of grant using a Black-Scholes option-pricing model. There were no options granted during 2003.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

A summary of the Company’s stock option activity and related information follows:

	2003
	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at beginning of year	1,015,500	$1.24
Granted	—	—
Exercised	—	—
Canceled	(20,000)	0.91

Outstanding at end of year	995,500	$1.24

Exercisable at end of year	536,650	$2.03

Available for future options	1,289,500

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

13. STOCK BASED COMPENSATION (CONTINUED)

The following table summarizes information concerning outstanding and exercisable options at September 30, 2003:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
RANGE OF EXERCISE PRICE	NUMBER OF OPTIONS	AVERAGE REMAINING CONTRACTUAL LIFE (IN YEARS)	WEIGHTED AVERAGE EXERCISE PRICE	NUMBER OF OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE
$0.10 - $0.45	716,900	7.8	$0.21	278,450	$0.22
$2.75 - $3.25	131,600	5.9	3.16	111,200	3.17
$4.00 - $4.75	105,000	2.9	4.04	105,000	4.04
$5.00 - $5.12	37,000	4.2	5.02	37,000	5.02
$12.94	5,000	4.7	12.94	5,000	12.94

	995,500	6.9	$1.24	536,650	$2.03

The Company has reserved 2,285,000 shares of Common Stock for the possible exercise of outstanding stock options.

14. RETIREMENT PLANS

The Company sponsors two defined benefit pension plans. One of the plans is in the U.K., which covers substantially all of the employees of its subsidiary Sutcliffe Speakman Limited; and the other is a U.S. plan, which covers substantially all of the employees of its subsidiary Barnebey Sutcliffe. Information pertaining to the Company’s defined benefit pension plans follows:

2003
(In thousands)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	$14,391
Service cost	682
Interest cost	815
Plan participants’ contributions	91
Actuarial losses	125
Benefits paid	(2,503)
Foreign currency exchange rate changes	509

Benefit obligation at end of year	$14,110

2003
(In thousands, except Percentages)
CHANGE IN PLAN ASSETS
Plan assets at beginning of year	$9,108
Actual return on plan assets	780
Company contributions	841
Plan participants’ contributions	91
Benefits paid	(2,503)
Foreign currency exchange rate changes	284

Plan assets at end of year	$8,601

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

14. RETIREMENT PLANS (CONTINUED)

2003
(In thousands, except Percentages)
FUNDED STATUS
Plan assets less than benefit obligations	$(5,509)
Unrecognized actuarial loss	1,325

Accrued benefit costs, net	$(4,184)

PREPAID (ACCRUED) BENEFIT COST
U. S. plan (included in accrued expenses)	$(381)
U. K. plan	1,463
Minimum pension liability included in accumulated other comprehensive loss	(5,266)

Net balance sheet liability at September 30	$(4,184)

2003
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate	5.40% to 7.00%
Expected return on plan assets	7.40% to 9.00%
Rate of compensation increase	3.50% to 3.90%

2003
(In thousands)
COMPONENTS OF NET PERIODIC PENSION COST
Service cost	$682
Interest cost	815
Expected return on plan assets	(693)
Amortization of unrecognized net loss	373

Net periodic pension cost	$1,177

Amounts applicable to the Company’s pension plan with projected or accumulated benefit obligations in excess of plan assets are:

2003
(In thousands)
Projected benefit obligation	$14,110
Accumulated benefit obligation	12,785
Fair value of plan assets	8,601

The Company also sponsors a defined contribution plan that covers substantially all domestic employees. Company contributions to the plan totaled $22,000 in 2003.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

15. FINANCIAL INSTRUMENTS

The carrying values of cash, cash equivalents, accounts receivable and accounts payable are a reasonable estimate of their fair value due to the short-term nature of these instruments. Substantially all of the Company’s long-term debt obligations, except for the convertible subordinated notes to the former shareholders of C’treat and to related parties, have variable rates and cost approximates fair value at September 30, 2003. The convertible subordinated notes do not have a ready market and cost is assumed to approximate fair value. The aggregate carrying value of these notes is $3,250,000 at September 30, 2003, with interest rates ranging from 11.00% to 13.00%.

16. SEGMENT INFORMATION

Historically the Company’s reportable segments were its five operating Divisions. As described in Note 3 the Company has sold all of its operating divisions with the exception of its Specialty Products Division. Accordingly, Waterlink now has only one reportable segment for all periods presented.

Net sales are reflected in the country from which the sales are made. Information with regard to revenues and long-lived assets by geographic areas follows:

	United States	Other Countries	Total
	(In thousands)
2003
Net sales	$47,847	$19,011	$66,858
Long-lived assets	4,284	4,839	9,123

The Company’s products are classified into two main categories, (i) carbon and related services and (ii) engineered systems and equipment. Refer to Note 1 for a detailed description of these products and services. Information with regard to sales by category follows:

2003
(In thousands)
Carbon and related services	$53,962
Engineered systems and equipment	12,896

The Company did not derive more than 10% of its net sales from any individual customer during 2003.

17. SUPPLEMENTAL CASH FLOW DATA

Supplemental cash flow data is as follows:

2003
(In thousands)
Interest paid	$2,242
Income taxes paid	87

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

18. CONTINGENCIES

The Company is subject to various lawsuits, claims and proceedings that arise in the ordinary course of business. The Company accrues the cost associated with legal matters when they become probable and reasonable estimable. Management believes that any ultimate liability with respect to these actions, in excess of the amount provided, will not materially affect the Company’s operations, cash flows or consolidated financial position.

In addition, approximately fifty to sixty years ago there was a chemical spill at the Company’s owned location in Columbus, Ohio. In 1998, the Company engaged an environmental consulting and engineering firm to report on the extent of any existing contamination. In late calendar 2003, the Company engaged the same firm to update their previous report. This report is not yet available. It is not possible to estimate the costs of any environmental remediation. Accordingly, no adjustments have been recorded in the accompanying financial statements.

19. SUBSEQUENT EVENT (UNAUDITED)

As of December 11, 2003, the Company and its wholly-owned operating subsidiary, Barnebey Sutcliffe Corporation, executed an agreement with Barnebey Acquisition Corp. (the “Buyer”), a newly formed Delaware corporation affiliated with The Compass Group International, LLC, for the Buyer to purchase substantially all of the assets and business operations of the Company, including the operations of Barnebey Sutcliffe Corporation and the subsidiaries of the Company in the United Kingdom (the “Purchase Agreement”). The agreement is for total cash consideration of approximately $25,750,000, subject to certain pre-closing and post-closing adjustments, and the assumption by the Buyer of certain liabilities of the Company. The proposed purchase is subject to the terms and conditions of the Purchase Agreement, and the purchase price is subject to certain adjustments required under the Purchase Agreement, which includes a provision for a working capital adjustment. On December 16, 2003, Debtors received a $5,000,000 deposit contemplated by the Purchase Agreement. The Company anticipates that all of the proceeds of the transaction that it receives will be used to partially satisfy the claims of creditors.

On December 16, 2003, the Company filed a motion with the Bankruptcy Court, requesting that the court approve the proposed sale and establish bidding procedures and a date and time for conducting an auction to determine if there are higher or better offers for the Company’s assets and business. There can be no assurance that the Bankruptcy Court will approve the proposed transaction reflected in the Purchase Agreement, or that final documentation will be reached on terms satisfactory to all parties. Subject to receipt of the Bankruptcy Court’s approval and the satisfaction of other pre-closing conditions, the Company expects the transaction to close in the first quarter of 2004.

Assuming the above-described transaction had occurred on September 30, 2003, the remaining condensed consolidated balance sheet of the Company would be as follows (in thousands):

ASSETS
Current assets:
Cash and cash equivalents	$1,849
Other current assets	235
Net assets of discontinued operations	754

Total current assets	2,838
Other assets	20

Total assets	$2,858

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$173
Accrued income taxes	146
Liabilities subject to compromise	17,367

Total liabilities	17,686
Shareholders’ deficiency	(14,828)

Total liabilities and shareholders’ deficiency	$2,858

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Consolidated Financial Statements (continued)

20. QUARTERLY OPERATING RESULTS (UNAUDITED)

The following is a summary of unaudited quarterly results of operations for the year ended September 30, 2003.

	Year Ended September 30, 2003
	Quarter Ended
	December 31	March 31	June 30	September 30
	(In thousands, except per share data)
Net sales	$14,295	$15,768	$18,074	$18,721
Gross profit	3,140	3,491	4,130	4,692
Income (loss) from continuing operations	(367)	57	367	561
Cumulative effect of accounting change	(20,500)	—	—	—

Net income (loss)	$(20,867)	$57	$367	$561

Per share-basic:
Continuing operations	$(0.02)	$0.00	$0.02	$0.03
Cumulative effect of accounting change	(1.04)	—	—	—

	$(1.06)	$0.00	$0.02	$0.03

Per share-diluted:
Continuing operations	$(0.02)	$0.00	$0.02	$0.03
Cumulative effect of accounting change	(1.02)	—	—	—

	$(1.04)	$0.00	$0.02	$0.03

Waterlink, Inc. and Subsidiaries

(Debtor-In-Possession)

Condensed Consolidated Balance Sheets

	(Unaudited) December 31, 2003	September 30, 2003
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$4,230	$2,666
Trade accounts receivable, net	9,795	13,153
Inventories	10,204	10,111
Costs in excess of billings	468	1,167
Other current assets	1,506	1,032
Net assets of discontinued operations	757	754

Total current assets	26,960	28,883

Property, plant and equipment, at cost:
Land, buildings and improvements	2,193	2,111
Machinery and equipment	7,691	7,369
Office equipment	883	842

	10,767	10,322
Less accumulated depreciation	5,190	4,785

	5,577	5,537

Other assets:
Goodwill	3,772	3,566
Other assets	12	20

	3,784	3,586

Total assets	$36,321	$38,006

See accompanying notes to condensed consolidated financial statements

Waterlink, Inc. and Subsidiaries

(Debtor-In-Possession)

Condensed Consolidated Balance Sheets

	(Unaudited) December 31, 2003	September 30, 2003
	(In thousands, except share data)
Liabilities and Shareholders’ Deficiency
Current liabilities:
Trade accounts payable	$2,009	$3,416
Accrued expenses	2,563	2,515
Billings in excess of costs	992	839
Accrued income taxes	187	230
Current debt obligations	497	939
Liabilities subject to compromise	43,198	43,117

Total current liabilities	49,446	51,056

Other long term liabilities	9,423	3,803

Shareholders’ Deficiency
Preferred Stock, $.001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common Stock, voting, $.001 par value, authorized - 40,000,000 shares, issued and outstanding - 19,665,149 shares	20	20
Additional paid-in capital	92,174	92,174
Accumulated other comprehensive loss	(5,141)	(5,927)
Accumulated deficit	(109,601)	(103,120)

Total shareholders’ deficiency	(22,548)	(16,853)

Total liabilities and shareholders’ deficiency	$36,321	$38,006

See accompanying notes to condensed consolidated financial statements

Waterlink, Inc. and Subsidiaries

(Debtor-In-Possession)

Condensed Consolidated Statements of Operations-Unaudited

	Three Months Ended December 31,
	2003	2002
	(In thousands, except per share data)
Net sales	$14,455	$14,295
Cost of sales	11,683	11,155

Gross profit	2,772	3,140
Selling, general and administrative expenses	2,431	2,542
Environmental remediation	5,620	—
Amortization	124	—

Operating (loss) income	(5,403)	598
Other (expense) income:
Interest expense	(22)	(870)
Amortization of loan fees	—	(76)
Other items-net	(1,056)	3

Loss before income taxes	(6,481)	(345)
Income taxes	—	22

Loss before cumulative effect of accounting change	(6,481)	(367)
Cumulative effect of accounting change	—	(20,500)

Net loss	$(6,481)	$(20,867)

Per share data:
Basic and assuming dilution:
Before cumulative effect of accounting change	$(0.33)	$(0.02)
Cumulative effect of accounting change	—	(1.04)

Earnings per share	$(0.33)	$(1.06)

Weighted average common shares outstanding-
Basic and assuming dilution	19,665	19,660

See accompanying notes to condensed consolidated financial statements

Waterlink, Inc. and Subsidiaries

(Debtor-In-Possession)

Condensed Consolidated Statements of Cash Flows-Unaudited

	Three Months Ended December 31,
	2003	2002
	(In thousands)
Net Cash Provided by Operating Activities	$2,098	$1,335

Investing Activities
Purchases of equipment	(126)	(309)
Proceeds from sale of divisions	—	250

Net cash used in investing activities	(126)	(59)

Financing Activities
Proceeds from debt obligations	—	635
Payments on debt obligations	(492)	(1,193)

Net cash used in financing activities	(492)	(558)

Effect of exchange rate changes on cash	84	39

Cash flows provided by continuing operations	1,564	757
Cash flows used by discontinued operations	—	(46)

Increase in cash and cash equivalents	1,564	711
Cash and cash equivalents at beginning of period	2,666	2,530

Cash and cash equivalents at end of period	$4,230	$3,241

See accompanying notes to condensed consolidated financial statements

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

(Information as of December 31, 2003 and for the three-month periods ended

December 31, 2003 and 2002 is unaudited)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 8K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring in nature) considered necessary for a fair presentation have been included. The results of operations for the quarterly period ended December 31, 2003 are not necessarily indicative of results that may be expected for any other interim period or for the full year.

As reported on Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2004, Waterlink, Inc. (“Waterlink” or the “Company”) signed an agreement to sell all of the operating assets of its businesses to Calgon Carbon Corporation for cash of approximately $35,200,000 which is subject to a working capital adjustment, as defined in the agreement. The transaction closed on February 18, 2004. As a result, Waterlink has no remaining operations or employees. Waterlink continues to bear the ongoing cost of administering the Chapter 11 Cases (see Note 2). Management expects that the continued administration of the Chapter 11 Cases will be the only remaining activities of Waterlink throughout the reminder of the fiscal year ending September 30, 2004. The accounting policies used in preparing these unaudited condensed consolidated financial statements are consistent with those described in the September 30, 2003 consolidated financial statements. For further information, refer to the consolidated financial statements and footnotes thereto, included herein beginning on page 3.

2. Voluntary Petition to File Bankruptcy

Bankruptcy Proceedings. On June 27, 2003 (the “Petition Date”), the Company and four of its direct, wholly owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The bankruptcy cases are being jointly administered under Case No. 03-11989 (the “Chapter 11 Cases”). Included in the condensed consolidated financial statements are subsidiaries that are not party to the Chapter 11 Cases and are not Debtors.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

On December 16, 2003, the Debtors filed a motion pursuant to 11 U.S.C. §§ 105, 363 and 365 for an order authorizing (i) the sale of certain assets of the estates free and clear of liens, claims and interests; and (ii) the sale, assumption and assignment of certain leases and executory contracts. On February 3, 2004, a sales hearing was held where the agreement to sell substantially all of the operating assets of the Debtors was approved. On February 9, 2004, the Bankruptcy Court entered an order (i) authorizing the sale of certain assets of the Debtors’ estates free and clear of liens, claims and interests; and (ii) authorizing the sale, assumption and assignment of certain leases and executory contracts (the “Sale Order”). Pursuant to the Sale order, on February 18, 2004, the Debtors sold substantially all of their assets to an affiliate of Calgon Carbon Corporation (“Calgon”).

At this time, it is clear that there will be no property available to distribute to shareholders and that the Company’s equity securities will be extinguished through a liquidating plan to be filed in the Chapter 11 Cases. The Company is aware of no set of circumstances under which shareholders will receive any value on account of their shares. Accordingly, the Company believes that the shares are worthless and that appropriate caution should be exercised with respect to existing and future investments in any of such securities.

Financial Statement Presentation. The accompanying condensed consolidated financial statements have been prepared in accordance with American Institute of Certified Public Accountants’ Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” and on a going-concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business.

SOP 90-7 requires that the financial statements for periods subsequent to the filing of a Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the operations of the business. Accordingly, revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the Company’s reorganization and restructuring of the business are reported separately in the financial statements. The amount of expense incurred in connection with the Company’s reorganization was approximately $1,056,000 during the three months ended December 31, 2003. The condensed consolidated balance sheet distinguishes pre-petition liabilities subject to compromise both from those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

In addition, as a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. Also, a plan in the Chapter 11 Cases could materially change the amounts and classifications of assets and liabilities in the Company’s historical consolidated financial statements.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

Liabilities Subject to Compromise. Liabilities subject to compromise refers to liabilities incurred prior to the Petition Date. These amounts represent the Company’s estimate of known or potential pre-petition claims to be resolved in connection with the Chapter 11 Cases. Such claims remain subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the Chapter 11 Cases.

A summary of these liabilities subject to compromise follows (in thousands):

	(Unaudited) December 31, 2003	September 30, 2003
Secured senior debt, including unpaid interest and deferred interest totaling $517,000	$35,198	$35,198
Unsecured :
Subordinated notes, including unpaid interest	3,293	3,293
Trade accounts payable	3,176	3,095
Unpaid severance obligations	1,241	1,241
Other	290	290

	8,000	7,919

	$43,198	$43,117

3. Inventories

Inventories consisted of the following (in thousands):

	(Unaudited) December 31, 2003	September 30, 2003
Raw materials and supplies	$4,943	$4,500
Work in process	609	1,733
Finished goods	4,652	3,878

	$10,204	$10,111

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

4. Contract Billing Status

Information with respect to the billing status of contracts in process is as follows (in thousands):

	(Unaudited) December 31, 2003	September 30, 2003
Contract costs incurred to date	$14,621	$13,648
Estimated profits	5,991	5,620

Contract revenue earned to date	20,612	19,268
Less billings to date	21,136	18,940

Costs and estimated earnings in excess of (less than) billings, net	$(524)	$328

The above amounts are included in the accompanying condensed consolidated balance sheets as follows (in thousands):

	(Unaudited) December 31, 2003	September 30, 2003
Costs in excess of billings	$468	$1,167
Billings in excess of costs	(992)	(839)

	$(524)	$328

5. Capitalization

Debt obligations consisted of the following at December 31 and September 30, 2003 (in thousands):

Expired senior credit facility with a group of banks	$34,681
Subordinated notes to related parties	1,000
Convertible subordinated notes payable to former shareholders of acquired business	2,250

$37,931

With regard to the above debt obligations, all amounts are subject to compromise and have been classified accordingly on the balance sheet as of December 31 and September 30, 2003.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

6.	Segment Reporting Information

Historically the Company’s reportable segments were its five operating divisions. The Company has sold all of its operating divisions with the exception of its Specialty Products Division. Accordingly, Waterlink now has only one reportable segment for the quarters presented.

Net sales are reflected in the country from which the sales are made. Information with regard to revenues by geographic areas is as follows for the three months ended December 31:

	U.S.	Other	Total
2003	$8,703	$5,752	$14,455
2002	$9,265	$5,030	$14,295

For the periods presented the Company’s products could be classified into two main categories, carbon and related services and engineered systems and equipment. Information with regard to sales by category follows:

	2003	2002
Carbon and related services	$11,564	$10,864
Engineered systems and equipment	$2,891	$3,431

The Company did not derive more than 10% of its sales from any individual customer during any of the periods presented.

7.	Stock Based Compensation

The Company accounts for employee stock options using the intrinsic value method. The Company has no current plans to change accounting methods. If the fair value recognition provisions of SFAS No. 123, “Accounting for Stock Based Compensation” had been applied to all stock based awards, the results would have been (in thousands, except for per share data):

	Quarter Ended December 31
	2003	2002
Net loss as reported	$(6,481)	$(20,867)

Pro forma adjustment	(11)	(12)

Pro forma net loss	$(6,492)	$(20,879)

Outstanding shares:

Basic	19,665	19,660
Assuming dilution	19,665	19,660

Pro forma basic EPS:	$(0.33)	$(1.06)
Pro forma EPS Assuming dilution	$(0.33)	$(1.06)

8.	Contingencies

In conjunction with the plan to sell substantially all of Waterlink’s operating assets and the stock of the Company’s U.K. subsidiary, several environmental studies were performed on the Columbus, Ohio property, where a chemical spill occurred many years ago. Such studies indicated that the property was contaminated. The Company has concluded from the information in the studies that a loss at this property is probable and has made an estimation of such loss equal to $5.6 million, which is recorded as an undiscounted liability in its first fiscal quarter which is presented as a component of other long term liabilities in the Company’s December 31, 2003 Consolidated Balance Sheet. It is reasonably possible that a change in the estimate of this obligation will occur as the remediation activity commences.

Waterlink, Inc. and Subsidiaries

(Debtor-in-Possession)

Notes to Condensed Consolidated Financial Statements

December 31, 2003

9. Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As indicated in Note 1 and Note 2, as a result of a sale of its operations to Calgon Carbon Corporation on February 18, 2004, Waterlink has no remaining operations or employees and the only remaining activities will be the administration of the Chapter 11 Cases. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment relating to the recoverability and classification of assets or the amounts and classification of liabilities that are necessary to reflect the effects of the above referenced sale and Chapter 11 Cases. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

CALGON CARBON CORPORATION

AND

WATERLINK, INC. AND SUBSIDIARIES

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet aggregates the balance sheet of Calgon Carbon Corporation (“Calgon”) and Waterlink, Inc. and Subsidiaries (“Waterlink”) as of December 31, 2003 and the accompanying unaudited pro forma condensed consolidated statements of operations for the year then ended give pro forma effect to the completion of the acquisition of Waterlink, as if it had occurred as of December 31, 2003 for the balance sheet and as of January 1, 2003 for the statement of operations. This pro forma information should be read in conjunction with the historical financial statements of Calgon included in its Form 10-K and the historical financial statements of Waterlink appearing elsewhere herein.

Calgon has a fiscal year end of December 31st while Waterlink has a fiscal year end of September 30th. The operations of Calgon for the year ended December 31, 2003 have been combined with Waterlink’s operations for the twelve months ended December 31, 2003. The unaudited results of operations for Waterlink for the twelve months ended December 31, 2003 reflect the results of operations of Waterlink for the fiscal year ended September 30, 2003 plus the results of its operations for the quarterly period ended December 31, 2003 less the results of its operations for the quarterly period ended December 31, 2002.

The pro forma adjustments reflecting the consummation of the acquisition using the purchase method of accounting are based on available financial information and certain estimates and assumptions set forth in the notes to the unaudited pro forma condensed consolidated balance sheet and statement of operations. These statements are presented for illustration purposes only and are not necessarily indicative of the future results of operations of the combined businesses or the results of operations of the combined businesses had the acquisitions occurred on the dates indicated above. For purposes of preparing its consolidated financial statements, Calgon will establish a new basis for Waterlink’s assets and liabilities based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed consolidated balance sheet and statements of operations reflects Calgon’s best estimates of this allocation; however, the final allocation may differ from the pro forma amounts.

CALGON CARBON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

DECEMBER 31, 2003

(in thousands, except share data)

	Calgon Carbon Corporation	Waterlink, Inc. and Subsidiaries	Elimination of Assets not Acquired and Liabilities not Assumed	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$8,954	$4,230	$(3,362)	$—		$9,822
Receivables, net	46,133	9,795	—	—		55,928
Costs incurred in excess of billings on uncompleted contracts	10,697	468	—	—		11,165
Inventories, net	51,811	10,204	—	(276	)(a)	61,739
Deferred income taxes – current	9,056	—	—	—		9,056
Other current assets	4,457	2,263	(1,101)	—		5,619

Total current assets	131,108	26,960				153,329

Property, plant and equipment, net	128,956	5,577	—	1,084	(b)	135,617
Investment in Calgon Mitsubishi Chemical Corporation	6,798	—	—	—		6,798
Intangibles	3,510	—	—	9,974	(c)	13,484
Goodwill	18,366	3,772	(3,772)	17,099	(c)	35,465
Deferred income taxes – long term	9,976	—	—	—		9,976
Other assets	3,481	12	(12)	—		3,481

Total assets	$302,195	$36,321				$358,150

CALGON CARBON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

DECEMBER 31, 2003

(in thousands, except share data)

	Calgon Carbon Corporation	Waterlink, Inc. and Subsidiaries	Elimination of Assets not Acquired and Liabilities not Assumed	Pro Forma Adjustments		Pro Forma
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Short-term debt	$604	$497	$(497)	$—		$604
Accounts payable and accrued liabilities	31,568	4,572	(405)	1,860	(d)	37,595
Billings in excess of costs incurred on uncompleted contracts	1,339	992	—	—		2,331
Restructuring reserve	1,195	—	—	—		1,195
Payroll and benefits payable	8,022	—	—	—		8,022
Accrued income taxes	3,365	187	(93)	—		3,459
Liabilities subject to compromise	—	43,198	(43,198)	—		—

Total current liabilities	46,093	49,446				53,206

Long-term debt	53,600	—	—	36,260	(e)	89,860
Deferred income taxes – long term	18,179	—	—	—		18,179
Other liabilities	22,171	9,423	—	3,159	(f)	34,753

Total liabilities	140,043	58,869				195,998

Minority interest	279	—	—	—		279

Shareholders’ equity (deficiency)
Common stock and additional paid-in capital	65,087	92,194	(92,194)	—		65,087
Retained earnings (accumulated deficit) and accumulated other comprehensive income	123,915	(114,742)	114,742	—		123,915

	189,002	(22,548)				189,002
Treasury stock, at cost, 2,787,258 shares	(27,129)	—				(27,129)

Total shareholders’ equity (deficiency)	161,873	(22,548)				161,873

Total liabilities and shareholders’ equity (deficiency)	$302,195	$36,321				$358,150

CALGON CARBON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(in thousands, except per share data)

	Calgon Carbon Corporation	Waterlink, Inc. and Subsidiaries	Elimination of Operations not Acquired	Pro Forma Adjustments		Pro Forma
Net sales	$278,322	$67,018	$—	$(265	)(g)	$345,075

Cost of products sold (excluding depreciation)	195,113	50,983	—	(98	)(g)	245,998
Depreciation and amortization	19,789	1,656	—	845	(h)	22,290
Selling, general and administrative expenses	51,871	9,897	(1,065)	—		60,703
Environmental remediation	—	5,620	—	(5,620	)(i)	—
Research and development expenses	3,955	—	—	—		3,955
Restructuring charges	452	—	—	—		452

	271,180	68,156	(1,065)	(4,873)		333,398

Income from operations	7,142	(1,138)	1,065	4,608		11,677

Interest income	786	—	—	—		786
Interest expense	(2,341)	(1,659)	1,659	(979	)(j)	(3,320)
Equity in income of Calgon Mitsubishi Chemical Corporation	429	—	—	—		429
Other expense – net	(1,646)	(2,296)	2,296	—		(1,646)

	(2,772)	(3,955)	3,955	(979)		(3,751)

Income before income taxes and minority interest	4,370	(5,093)	5,020	3,629		7,926
Provision for income taxes	64	403	—	1,118	(k)	1,585

Income before minority interest	4,306	(5,496)	5,020	2,511		6,341
Minority interest	179	—	—	—		179

Net income	$4,485	$(5,496)	$5,020	$2,511		$6,520

Basic net income per common share	$.12					$.17

Diluted net income per common share	$.11					$.17

Weighted average shares outstanding, in thousands
Basic	39,000					39,000
Diluted	39,157					39,157

CALGON CARBON CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

(a) To adjust inventory obsolescence reserve based upon Calgon Carbon’s policies.

(b) The adjustment reflects the excess of the fair value over historical net book value of equipment and software as determined by a third party appraisal.

(c) The adjustments reflect the recording of purchased intangibles, including a customer base, contracts and goodwill as determined by a third party appraisal. The goodwill is calculated as the excess of purchase price over the estimated fair value of net assets acquired. In accordance with SFAS No. 142, goodwill will not be amortized but will be subject to annual impairment tests.

(d) The adjustment reflects accruals for vacation, severance, and pension expenses to conform to Calgon Carbon’s policies.

(e) The adjustment reflects a $36 million acquisition note payable bearing interest at 2.7%.

(f) The adjustment reflects an adjustment to the pension accrual determined by a third party valuation to conform to Calgon Carbon’s policies.

(g) The adjustment reflects the elimination of revenue and costs of product sold between Calgon Carbon and Waterlink.

(h) The adjustment reflects additional depreciation and amortization based on the fair value of the purchased finite intangibles, property and equipment.

(i) The adjustment reflects the elimination of the environmental remediation expense, which is deemed to be a material non recurring charge. (See Note 9 in the Notes to Condensed Consolidated Financial Statements at December 31, 2003.)

(j)The adjustment reflects interest expense on the $36 million note payable, (see Note e).

(k) The adjustment reflects income taxes calculated on the combined entity.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALGON CARBON CORPORATION
(REGISTRANT)

Date: May 7, 2004	By	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer

CALGON CARBON CORPORATION

FORM 8-K

Date of Report (Date of earliest event reported): February 18, 2004

EXHIBIT INDEX

Item 7(c) Exhibits

2.1	Purchase Agreement among Waterlink Inc. and Barnebey Sutcliffe Corporation, collectively, as seller and Calgon Carbon Corporation, as buyer, dated February 3, 2004. (previously filed).